Exhibit 3.6

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “ROX AMZL OAKLEY CA LLC”, FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF NOVEMBER,

A.D. 2020, AT 9:47 O`CLOCK A.M.

4147206 8100 SR# 20208409100 You may verify this certificate online at corp.delaware.gov/authver.shtml	Authentication: 204087243 Date: 11-16-20

State of Delaware Secretary of State Division of Corporations Delivered 09:47 AM 11/16/2020 FILED 09:47 AM 11/16/2020 SR 20208409100 - File Number 4147206

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

l.The name of the limited liability company is ROX AMZL Oakley CA LLC

2.The Registered Office of the  limited liability company in the State of Delaware is located at Corporation Trust Center,  1209 Orange Street                                                      (street), in the City of Wilmington                         , Zip Code 19801                           . The name of the Registered Agent at such address upon whom process against this limited liability company may be serveld is The Corporation Trust Company

By:	/s/ David Ronn
Authorized Person

Name:	David Ronn
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